Exhibit 107.1

Calculation of Filing Fee Table

Form S-3

(Form Type)

Uniti Group Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)
Fees to Be Paid	Equity	Common Stock, $.0001 par value per share	457(a)	50,452,659	$5.38	$271,435,305.42	$147.60 per $1,000,000	$40,063.85
Total Offering Amounts						$271,435,305.42		$40,063.85
Total Fees Previously Paid								–
Total Fee Offsets								–
Net Fee Due								$40,063.85

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the Company’s common stock registered hereby shall include an indeterminable number of shares of the Company’s common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event. No additional consideration will be received for any shares of the Company’s common stock issued in connection with any such event(s) and as a result, no registration fee is required to be paid for these shares pursuant to Rule 457(i) under the Securities Act.

(2)	Represents the number of shares that the Company expects could be issued upon conversion of the $306,500,000 aggregate principal amount of 7.50% Convertible Senior Notes due 2027 issued by the Company, at a current maximum conversion rate of 164.6090 shares of the Company’s common stock per $1,000 principal amount of the Notes and a cash payment in lieu of any fractional share. These shares were previously registered under the Company’s automatic shelf registration statement on Form S-3 (File No. 333-237139).

(3)	The proposed maximum offering price per share with respect to the 50,452,659 shares of the Company’s common stock being registered pursuant to this Prospectus Supplement is $5.38, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of the Company’s common stock on the NASDAQ Global Select Market on November 28, 2023.

(4)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .00014760 by the proposed maximum aggregate offering price. The “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-271693) in accordance with Rules 456(b) and 457(r) under the Securities Act.